Exhibit 99.2

Q1 2026 RESULTS

Marvin R. Ellison, Chairman & CEO

"Strong spring execution and continued momentum in Pro, Appliances, Online and Home Services supported a solid start to the year as we delivered our fourth consecutive quarter of positive comps. In spite of a challenging housing macro, we remain focused on advancing our Total Home Strategy."

11 of 15 Regions

Delivered positive comp sales growth

LOWE'S FOUNDATION

Announced $250M investment to train & develop **250,000 tradespeople**

Recognized as a **5-star Employer** for the 3rd Consecutive Year

Financial Highlights

+0.6%
COMP SALES

32.7%
GROSS MARGIN
-70 basis points vs. LY

11.1%
OPERATING MARGIN
-85 basis points vs. LY

11.5%
ADJ. OPERATING MARGIN[1]
-43 basis points vs. LY OPERATING MARGIN

$2.90
DILUTED EPS
-0.7% vs. LY

$3.03
ADJ. DILUTED EPS[1]
+3.8% vs. LY DILUTED EPS

We returned **$674 MILLION** to our shareholders through dividends

1. Adjusted Operating Margin, and Adjusted Diluted EPS are non-GAAP financial measures. Refer to ir.lowes.com for a reconciliation of non-GAAP measures.

Comparable Sales Summary

COMP TRANSACTIONS	-0.9%
COMP **$107.59** AVERAGE TICKET	+1.5%
ONLINE SALES GROWTH	+15.5%

Monthly Comp Sales Performance


FEB
MARCH
APR
-1.4%
-5.4%
+2.1%
+1.7%
+0.5%
-2.6%
2026
2025

Comp Sales by Ticket Size


>$500
+2.1%
$100-$500
-0.1%
<$100
-0.1%

Product Category Performance

Positive Comp Sales in
9 of 13
product categories

- APPLIANCES
- ELECTRICAL
- POWER EQUIPMENT
- LAWN & GARDEN
- TOOLS & HARDWARE
- MILLWORK
- PAINT
- ROUGH PLUMBING
- SEASONAL & CLEANING

Total Home Strategy Updates

LOWE'S PRO

Positive Pro comp sales supported by continued progress enhancing ease of shopping experience mylowe's Rewards / mylowe's PRO Rewards

Enhanced loyalty value offering with free same-day delivery on purchases over $25

Mylow

AI-powered in-store tool Mylow reached **5 million associate questions milestone**

Drive Pro penetration Accelerate online sales Expand home services Create a loyalty ecosystem Increase space productivity Total Home Strategy Solving problems and fulfilling dreams for the home

Q1 2026 Reconciliation of Non-GAAP Measures Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures to provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, the Company's financial measures as prepared in accordance with GAAP. The Company's methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable. The Company has provided the following non-GAAP financial measures to assist the user in comparing its operating performance for the three months ended May 1, 2026: adjusted operating margin, and adjusted diluted earnings per share. These measures exclude the impact of a certain item, further described below. Fiscal 2026 Impacts During fiscal 2026, the Company recognized financial impacts from the following: • In the first quarter of fiscal 2026, the Company recognized pre-tax expenses of $96 million consisting of intangible asset amortization related to the acquisitions of Artisan Design Group and Foundation Building Materials (Acquisition of businesses). The following provides a reconciliation of the Company's non-GAAP financial measures to the most directly comparable GAAP financial measures: Three Months Ended Adjusted Operating Income (in millions, except percentage data) May 1, 2026 Operating Income, As Reported $ 2,554 Acquisition of businesses 96 Adjusted Operating Income $ 2,650 Operating Margin, % of Sales 11.07 % Adjusted Operating Margin, % of Sales 11.49 % Three Months Ended May 1, 2026 Adjusted Diluted Earnings Per Share Pre-Tax Earnings Tax 1 Net Earnings Diluted Earnings Per Share, As Reported $ 2.90 Acquisition of businesses 0.17 (0.04) 0.13 Adjusted Diluted Earnings Per Share $ 3.03 1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.

Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, trade policy changes and additional tariffs, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers. Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” and “Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates” in our most recent Annual Report on Form 10-K and as may be updated from time to time in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.